Exhibit 10.1

AWARD AGREEMENT

Under the

Louisiana-Pacific Corporation

1997 Incentive Stock Award Plan

STOCK-SETTLED STOCK APPRECIATION RIGHT

Corporation:	Louisiana-Pacific Corporation
414 Union Street
Suite 2000
Nashville, Tennessee 37219

Participant:

Grant Date:	February 2, 2006

SAR:	This Stock-Settled Stock Appreciation Right

SAR Shares:	Shares of Corporation’s Common Stock

Base Price:	$ per Share

Subject to the terms and conditions of the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan, as amended, (the “Plan”) and this Agreement, effective as of the Grant Date, Corporation grants to Participant a SAR for the SAR Shares at the Base Price.

The provisions of Appendix A attached to this Agreement are incorporated by reference as part of this Agreement.

LOUISIANA-PACIFIC CORPORATION

By
Its

Participant

APPENDIX A

To

Award Agreement for Stock-Settled Stock Appreciation Right

This Award Agreement evidences the grant of a Stock-Settled Stock Appreciation Right (the “SAR”) to Participant under the Plan.

Capitalized terms are defined in Section 7.

1.  SAR Shares Shares; Adjustment

In the event of a declaration of a stock dividend or a stock split (whether effected as a dividend or otherwise) by Corporation where the record date for such dividend or stock split is after the Grant Date, the number of SAR Shares and the Exercise Price will automatically be adjusted proportionately to reflect the effect of such dividend or stock split.

2.  Terms of the SAR

The SAR is subject to all applicable provisions of the Plan and to the following terms and conditions:

2.1                                 Term.  The term of the SAR extends ten years from the Grant Date unless terminated earlier in accordance with this Agreement.

2.2                                 Exercisability.  The SAR initially will not be exercisable and, unless the SAR is terminated or canceled earlier or the exercisability of the SAR is accelerated in accordance with this Agreement, the SAR may be exercised from time to time with respect to a whole number of SAR Shares up to the following limits:

(a)                                  Prior to the first anniversary of the Grant Date, the SAR may not be exercised;

(b)                                 During the one-year period beginning on the first anniversary of the Grant Date, the SAR may be exercised with respect to up to one-third of the total SAR Shares;

(c)                                  During the one-year period beginning on the second anniversary of the Grant Date, the SAR may be exercised with respect to up to two-thirds of the total SAR Shares; and

(d)                                 On and after the third anniversary of the Grant Date, the SAR may be exercised with respect to all the SAR Shares.

2.3                                 Effect of Termination of Employment.  The SAR may not be exercised (in whole or in part) unless Participant is continuously employed by an Employer from the Grant Date through at least the first anniversary of the Grant Date.  If Participant ceases to be an Employee for any reason on or after the first anniversary of the Grant Date, the term of the SAR will continue for the applicable Continuation Period.  The SAR will remain exercisable during the Continuation Period, if at all, only to the extent the SAR had become exercisable pursuant to Sections 2.2 and 2.8 of this Agreement on or prior to the Termination Date.  The SAR, to the extent not previously exercised, will be canceled automatically at the end of the applicable Continuation Period.

2.4                                 Method of Exercise.  The SAR, or any portion thereof, may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to Corporation stating the number of SAR Shares as to which the SAR is being exercised.

2.5                                 Other Documents.  Upon any exercise of the SAR, Participant must furnish Corporation before the closing of such exercise such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

2.6                                 Settlement of SAR.  Upon exercise of the SAR for all or a portion of the SAR Shares after the SAR has become exercisable, Corporation will calculate the SAR Spread, the Tax Offset Amount, and the Net SAR Value and will convert the Net SAR Value into a whole number of SAR Settlement Shares based on the Fair Market Value of a Share on the Exercise Date, with any remaining portion of the Net SAR Value (representing the value of a fractional Share) credited as additional federal income tax withholding for the Participant’s benefit.  Within 10 days following the Exercise Date, Corporation will cause a stock certificate for the SAR Settlement Shares to be delivered to Participant.

2.7                                 Transferability.

2.7.1                        General.  Except as provided in Section 2.7.2, the SAR is not transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant or, in the case Participant becomes legally incompetent, by Participant’s guardian or legal representative.  No assignment or transfer of the SAR in violation of the foregoing restriction, whether voluntary, involuntary or by operation of law or otherwise, except by will or the laws of descent and distribution, will vest in the assignee or transferee any interest or right whatsoever, but immediately upon any attempt to assign or transfer the SAR, the SAR will terminate and be of no force or effect.  Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executor, administrator, or the person or persons to whom this SAR may be transferred by will or by the laws of descent and distribution, it will be deemed to include such person or persons.

2.7.2                        Permitted Family Transfers.  The SAR may be transferred by Participant, without payment of consideration, to Participant’s immediate family members or lineal descendants (“Permitted Family Members”), to trusts for the benefit of Permitted Family Members, or to family partnerships or limited liability companies of which Participant and Permitted Family members are the only partners or members.  For purposes of this Section, a transfer of the SAR to a family partnership or limited liability company in exchange for a partnership or limited liability company interest will be deemed to be a transfer without payment of consideration.

2.8                                 Effect of Change in Control.

2.8.1                        Acceleration of Vesting.  Upon a Change in Control Date, the SAR, to the extent it had not yet become exercisable, will become fully exercisable.  This acceleration will not extend the date on which the SAR terminates.  If, or to the extent, the acceleration of the exercisability of the SAR pursuant to this Section results in an “excess parachute payment” within the meaning of Section 280G of the Code, Corporation will reimburse Participant, on an after-tax basis, for (1) any excise tax imposed by Section 4999(a) of the Code that is directly attributable to the acceleration of the exercisability of the SAR, and (2) any income taxes and excise taxes imposed on any reimbursement pursuant to this sentence.  For purposes of computing any after-tax reimbursement, Participant will be deemed to pay federal, state, and local income taxes (for the state and locality of Participant’s residence) at the highest effective combined marginal rates (giving effect to the deductibility of state and local taxes) for the tax year in which the reimbursement payment is made.  No reimbursement will be due pursuant to this Section if, or to the extent, Participant is entitled to payment or reimbursement for the same amounts under any other agreement with Corporation.

2.8.2                        Dissolution.  The SAR will terminate upon the effective date of a dissolution or liquidation of Corporation.

2.8.3                        Merger.  In the event of a merger or consolidation in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation), the SAR will automatically be converted into an SAR with respect to a number of shares of the stock of the resulting or surviving corporation (or, in the event Corporation becomes a subsidiary of another corporation, such other corporation) into which Corporation’s Shares are converted in the transaction with such terms and conditions, both as to number of shares, SAR price, and otherwise, as will substantially preserve the economic rights and benefits of Participant under this Agreement.

3.  Conditions Precedent

Corporation will use its best efforts to obtain approval of the Plan and this SAR by any state or federal agency or authority that Corporation determines has jurisdiction.  If Corporation determines that any required approval cannot be obtained, this SAR will terminate on notice to Participant to that effect.  Without limiting the foregoing, Corporation will not be required to issue any Shares upon exercise of all or any portion of the SAR until Corporation has taken all action required to comply with all applicable federal and state securities laws.

4.  Successorship

Subject to restrictions on transferability set forth in Section 2.7, this Agreement will be binding upon and benefit the parties, their successors and assigns.

5.  Notices

Any notices under this SAR must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation’s records or to such other address as a party may certify by notice to the other party.

6.  Arbitration

Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

7.  Defined Terms

When used in this Agreement, the following terms have the meaning specified below:

•                                          Acquiring Person means any person or related person or related persons which constitute a “group” for purposes of Section 13(d) and Rule13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (a) Corporation or any of its Subsidiaries, (b) any employee benefit plan or related trust of Corporation or any of its Subsidiaries, (c) any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan, or (d) any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

•                                          Approved Retirement means termination of employment with an Employer after Participant attains age 60, but only if such retirement is approved by Corporation’s Chief Executive Officer (CEO) in his sole discretion and, in the case of termination of the CEO, by the Compensation Committee of the Board of Directors of the Corporation in its sole discretion.

•                                          Base Price means the per-Share Base Price specified in the cover sheet for this Award Agreement.

•                                          Change in Control of Corporation means:

(a)                                  The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a) the following acquisitions will not constitute a Change in Control:  (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) of this definition of Change in Control; or

(b)                                 During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Corporation’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)                                  Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a “Business Combination”) in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan, or related trust, of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)                                 Approval by the stockholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

•                                          Change in Control Date means the first date following the Grant Date on which a Change in Control has occurred.

•                                          Continuation Period means a period during which the SAR continues to be exercisable after termination of Employment, namely the period ending on the earlier of the expiration of the original term of the SAR or:

(a)  If the termination of Employment is by reason of Participant’s death or Disability, the expiration of one year following the Termination Date;

(b)  If the termination of Employment is by reason of Participant’s Approved Retirement, the expiration of two years following the Termination Date;

(c)  In the case of an involuntary termination of Participant’s Employment by an Employer, the expiration of five business days following the Termination Date; or

(d)  If the termination of Employment is for any other reason, the expiration of 30 days following the Termination Date.

(e)  Notwithstanding (a) through (d) above, if a Participant terminates Employment for any reason other than involuntary termination by an Employer for cause and has attained age 55 and completed five years of service (as that term is defined in the Louisiana-Pacific Retirement Account Plan) upon the Termination Date, the period ending on the expiration of the original term of the SAR.

•                                          Disability means the condition of being permanently unable to perform Participant’s duties for an Employer by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

•                                          Employee and Employment both refer to service by Participant as a full-time or part-time employee of an Employer, and include periods of illness or other leaves of absence authorized by an Employer.  A transfer of Participant’s Employment from one Employer to another will not be treated as a termination of Employment.

•                                          Employer means Corporation or a Subsidiary of Corporation.

•                                          Exercise Date means the date the SAR is exercised in whole or in part.

•                                          Net SAR Value means, for each exercise of all or a portion of the SAR, (a) the product of the SAR Spread multiplied by the number of SAR Shares as to which the SAR is exercised, less (b) the Tax Offset Amount for such exercise.

•                                          SAR Settlement Shares means, for each exercise of all or a portion of the SAR, the number of Shares equal to the Net SAR Value divided by the Fair Market Value of a Share on the Exercise Date (rounded down to the nearest number of whole Shares).

•                                          SAR Spread means the excess of the Fair Market Value of a Share on the Exercise Date of the SAR over the Base Price.

•                                          Tax Offset Amount means, for each exercise of all or a portion of the SAR, the aggregate amount of federal, state, and local withholding taxes and Participant’s portion of all applicable payroll taxes attributable to the SAR Spread upon exercise of the SAR to be withheld and paid to the appropriate taxing authorities by Employer.

•                                          Termination Date means the date Participant ceases to be an Employee.

•                                          Voting Securities means Corporation’s issued and outstanding securities ordinarily having the right to vote at elections of directors.

•                                          Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.